EPIC corporate solutions

11th February 2011

Mr. Wayne Hughes
Chief Executive Officer
Virtual Medical Centre Limited
Level 1, 414 Scarborough Beach Road
Osborne Park WA 6017

CC. Mr. Tom Maher

Dear Wayne,

I hereby provide you formal notice of the termination of my services to Virtual Medical Centre Inc. and with Virtual Medical Centre Limited effective immediately through my consulting company Epic Corporate Solutions. This will also deem my resignation as CFO of Virtual Medical Centre Inc and as Company Secretary of Virtual Medical Centre Limited effective immediately.

Yours sincerely,

Stuart Usher

Level 18, Central Park, 152-158 St. Georges Terrace, Perth WA 6000, Australia
Tel: +61 8 6424 8637 Fax: +61 8 9425 5294 Email: admin@epiccorporate.com.au